                                                                   EXHIBIT 10.1

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


                  AGREEMENT (this "Agreement") made as of the 14th day of April, 2004 (the "Effective Date"), by and between CD&L, Inc., a corporation formed under the laws of the State of Delaware (the "COMPANY"), and William T. Brannan (the "EXECUTIVE").


                              W I T N E S S E T H:

                  WHEREAS, the Company and Executive have entered into an employment agreement as of the first day of May, 2000 that expires on or about May 1, 2005 (the "Prior Agreement"); and

                  WHEREAS, the Company wishes to ensure the continued employment of the Executive with the Company and the Executive wishes to accept such continued employment upon the terms and conditions hereinafter set forth; and

                  WHEREAS, The Parties desire to amend the Prior Agreement.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. EMPLOYMENT

                  The Company agrees to employ the Executive during the Term specified in Section 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

                  2. TERM

                  (a) Except as otherwise provided in this Section 2, the Executive's employment by the Company shall continue from the Effective Date and expire on the close of business on December 31, 2008 (the "Term").

                  (b) Notwithstanding Section 2(a) above, the Term and Executive's employment hereunder may terminate prior to the end thereof pursuant to this Section 2(b) as set forth below, subject to the applicable provisions of
Section 6 of this Agreement with respect to post-termination payments and benefits:

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                           (i) Either party shall have the right to terminate
the Term and Executive's employment hereunder for any reason whatsoever, with or without Cause (as hereinafter defined), by providing the other party hereto with ninety (90) days' advance written notice of such termination.

                           (ii) The Company shall have the right to terminate
the Term and Executive's employment hereunder for Cause (as hereinafter defined) by giving written notice to Executive. For purposes of this Agreement, the term "CAUSE" shall mean the Executive's commission or omission of any act which materially and adversely affects the Company and which constitutes: (a) a material breach or material failure to perform his duties under applicable law and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) commission of an act of dishonesty in the performance of his duties hereunder or engagement in conduct materially detrimental to the business of the Company, (c) conviction of a felony involving moral turpitude, (d) a material breach or material failure to perform his obligations and duties hereunder, which breach or failure the Executive shall fail to remedy within 20 days after written demand from the Company, or (e) violation in any material respect of the representations made in Section 19 below or the provisions of Sections 9 below.

                           (iii) The Executive shall be entitled to terminate
the Term and Executive's employment hereunder in the event that the Company is in default of a material term of this Agreement, which default remains uncured for a period of thirty (30) days after written notice of such default from the Executive to the Company, such notice to specify the specific nature of the claimed default and the manner in which the Executive requires such default to be cured.

                           (iv) The Term and Executive's employment hereunder
shall automatically terminate in the event Executive shall have become Disabled (as hereinafter defined). For the purposes of this Agreement, the term "DISABLED" as used herein shall have the same meaning as that term, or such substantially equivalent term, has in any applicable group disability policy carried by the Company. If no such policy exists, the term "Disabled" shall mean the occurrence of any physical or mental condition which materially interferes with the performance of Executive's customary duties in his capacity as an employee where such disability has been in effect for a period of six (6) months (excluding permitted vacation time), which need not be consecutive, during any single twelve (12) month period.

                           (v) The Term and Executive's employment hereunder
shall automatically terminate in the event of Executive's death.


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                  The effective date of the termination of the Executive's
employment with the Company, regardless of the reason therefor, is referred to in this Agreement as the "DATE OF TERMINATION". If the Executive terminates their employment for any reason other than Section 2(b)(iii) or Section 6(c), then the Date of Termination for purposes of Sections 9 and 10 shall be December 31, 2008 regardless of when the Executive terminates their employment.

                  3. DUTIES AND RESPONSIBILITIES

                  (a) During the Term, the Executive shall have the position of President and Chief Operating Officer and/or such other title or titles as may be granted by the Company. The Executive shall perform such duties and responsibilities as may reasonably be assigned to him from time to time consistent with his position, and in the absence of such assignment, such duties as are customary and commensurate with such position. It is understood and agreed that Executive shall not be required to perform his duties outside of the New York metropolitan area except for commercially and reasonably necessary temporary or emergency assignments.

                  (b) The Executive agrees that he will (i) devote his best efforts, and all his skill and ability to promote the interests of the Company;
(ii) carry out his duties in a competent and professional manner; (iii) work with other employees of the Company in a competent and professional manner; and
(iv) generally promote the interests of the Company.

                  4. COMPENSATION

                  (a) As compensation for all services rendered by the Executive pursuant to Section 3 above, the Company shall pay the Executive, in accordance with the Company's normal payroll periods and practices, base salary compensation during the first year of the Term at an annual rate of $300,000 ("BASE SALARY"). The Base Salary shall be subject to periodic increases based on the Company's merit increase procedures and practices for similar executives.

                  (b) During the Term, the Company shall, in addition to Base Salary, pay the Executive a bonus in accordance with the Company's then current executive bonus program.

                  (c) All compensation paid to the Executive shall be subject to applicable tax withholding requirements.


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                  5. EXPENSES; FRINGE BENEFITS

                  (a) The Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect.

                  (b) During the Term, the Executive and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any employee benefit plans and programs provided by the Company (including without limitation, medical, dental, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) applicable generally to executive officers of the Company, subject, however, to the terms and conditions of the various plans and programs in effect from time to time.

                  (c) During the Term, the Company will provide the Executive with an automobile allowance not to exceed $7,200 per year (or that amount equal to what other executives of the Company of similar position are provided) to cover his costs of leasing, insuring, garaging and maintaining an automobile for use in the business of the Company.

                  (d) The Executive shall be entitled to paid vacation during the Term of four (4) weeks per year, to be taken at such time(s) as shall not materially interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect for its executive officers of similar position.

                  6. TERMINATION

                  (a) Upon Executive's termination of employment for any reason, the Company shall pay the Executive (or Executive's estate in the event of his death), within five (5) business days following such termination, any accrued but unpaid compensation as defined in Section 4(a) and (b) (including any unused accrued vacation pay), any accrued but unpaid automobile allowances, any unpaid reimbursement expenses outstanding as of the Date of Termination, and Executive and/or his beneficiaries shall be entitled to any benefits to which he or they may be entitled to under the plans and programs described in Section 5, or any other applicable plans and programs, as of the Date of Termination in accordance with the terms of such plans and programs. In addition, Executive shall be entitled to the applicable payments and benefits set forth below.



                                      -4-
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                  (b)(i) If, during the Term, the Executive's employment
hereunder is terminated (i) by the Company for any reason other than Cause, Disability or Death then Executive shall receive from the Company as liquidated damages (A) his then applicable Base Salary compensation (including scheduled increases pursuant to Section 4(a) which would otherwise have been payable through the remainder of the Term had the Executive's employment not been terminated, and (B) bonuses for the remainder of the Term as if the Executive was still employed in an amount equal to the highest rate of bonus (determined as a percentage of Base Salary) paid the Executive during his employment with the Company (or, if termination as used in this Section 6(b)(i) is prior to the end of the first Bonus Measurement Period, then the percentage shall be assumed to be 100%). In addition, the Company shall continue to provide Executive with the benefits and perquisites set forth under Section 5(b) and (c) for the remainder of the Term. For purposes of this Section 6(b)(i), the Term will be deemed to be two (2) years from the date of termination (as used in this Section 6(b)(i)) or one year after termination if termination occurs within the twelve
(12) months preceding December 31, 2008.

                  (ii) If, during the Term, the Executive's employment hereunder is terminated by the Executive pursuant to Section 2(b)(iii) then the Executive shall receive as liquidated damages (A) his then applicable Base Salary compensation (including scheduled increases pursuant to Section 4(a)) which would otherwise have been payable through the remainder of the Term had the Executive's employment not been terminated, and (B) bonuses for the remainder of the Term as if the Executive was still employed in an amount equal to the highest rate of bonus (determined as a percentage of Base Salary) paid the Executive during his employment with the Company (or, if termination as used in this Section 6(b)(ii) is prior to the end of the first Bonus Measurement Period, then the percentage shall be assumed to be 100%). In addition, the Company shall continue to provide Executive with the benefits and perquisites set forth under
Section 5(b) and (c) for the remainder of the Term. For purposes of this Section 6(b)(ii), the Term will be deemed to commence on the Effective Date and expire on the close of business December 31, 2008 or one year after termination if termination occurs in the last 12 months of the Term.

                  (c) If the Executive's employment with the Company terminates for any reason by either party within 180 days following a Change of Control, the Company shall, within twenty (20) days of Executive's Date of Termination, pay Executive (or his estate in the event of his death) (A) a lump sum amount in cash equal to two (2) times the sum of (i) the per annum Base Salary in effect on the Date of Termination, and (ii) the highest rate of bonus paid the Executive (determined as a percentage of Base Salary) during his employment with the Company (or, if termination is prior to the end of the first Bonus Measurement Period, then the percentage shall be assumed to be 100%), and (B) any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of the Date of Termination. In addition, the Company shall continue to provide Executive with the benefits and perquisites set forth under Section 5(b) and (c) for two years from the Date of Termination, as though the Executive had not terminated employment.



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                  For purposes of this Agreement, the term "CHANGE IN CONTROL"
shall have the same meaning assigned such term under the terms of the stock option plan of the Company in effect on the Effective Date or as amended or modified from time to time and any related terms set forth in such plan used in defining Change in Control are hereby incorporated by reference. If Executive's employment is terminated by the Company without Cause prior to the date of a Change in Control, but Executive reasonably demonstrates that the termination
(A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Agreement provided a Change in Control shall actually have occurred.

                  Notwithstanding anything to the contrary set forth herein, the Executive waives his right to terminate this Agreement under this Section 6(c) with respect to any Change in Control that results from a certain restructuring transaction that was consummated April 14, 2004 by and among the Company, the Executive, BNP Paribas, Exeter Venture Lenders, LP, Exeter Capital Partners IV, LP, and certain other individuals (the "Restructuring Transaction") or the conversion of the notes acquired by the Executive thereunder. The Company and the Executive agree, however, that such waiver shall not extend to any conversion of convertible securities issued by the Company pursuant to the Restructuring Transaction where such conversion occurred as a result of, in connection with, or in response to an acquisition or attempted acquisition of control of the Company by any person or entity not a party to the Restructuring Transaction.

                  7.  CERTAIN FURTHER PAYMENTS BY THE COMPANY.

                  (a) In the event that the Employee is entitled to payments and/or benefits (i) in connection with Employee's employment with the Company or termination thereof or (ii) from the Company, any person whose actions result in a change of ownership or effective control covered by ss. 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), or any person affiliated with the Company or such person as a result of such change in ownership or effective control (collectively the "Company Payments"), and if such Company Payments will be subject to the tax (the "Excise Tax") imposed by ss. 4999 of the Code, the Company shall pay to or for the benefit of the Employee at the time specified in subsection (c) below an additional amount (the "Gross-up Payment") such that the net amount retained by the Employee, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state and/or local income or payroll taxes upon the Gross-up Payment, but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments. For the purposes of calculating the Gross-Up Payment, the Employee shall be deemed to pay income taxes at the highest applicable marginal rate of federal, state or local income taxation for the calendar year in which the Gross-Up Payment is to be made.


                                      -6-
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         (b) Subject to any determinations made by the Internal Revenue Service
(the "IRS"), all determinations as to whether a Gross-Up Payment is required and the amount of Gross-Up Payment and the assumptions to be used in arriving at the determination shall be made by the Company's independent certified public accountants, appointed prior to any change in ownership (as defined under Code ss. 280G(b)(2)), and/or tax counsel selected by such accountants (the "Accountants") in accordance with the principles of ss.280G of the Code. All fees and expenses of the Accountants will be borne by the Company. Subject to any determinations made by the IRS, determinations of the Accountants under this Agreement with respect to (i) the initial amount of any Gross-Up Payments and
(ii) any subsequent adjustment of such payment shall be binding on the Company and the Employee.

         (c) The Gross-Up Payment calculated pursuant to paragraph (b) shall be paid no later than the thirtieth (30th) day following an event occurring which subjects the Employee to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be reasonably determined on or before such day, the Company shall pay to the Employee the amount of the Gross-Up Payment no later than 10 days following the determination of the Gross-Up payments by the Accountants. Notwithstanding the foregoing, the Gross-Up Payment shall be paid to or for the benefit of the employee no later than fifteen (15) business days prior to the date by which the Employee is required to pay the Excise Tax or any portion of the Gross-Up Payment to any federal, state or local taxing authority, without regard to extensions.

         (d) In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, the Employee shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reductions (plus the portions of the Gross-up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-Up Payment being repaid by the Employee if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in ss. 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any U.S. federal, state, and local income tax authorities, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Employee, and interest payable to the Company shall not exceed the interest received or credited to the Employee by such tax authority for the period it held such portion. The Employee and the Company shall cooperate in good faith in determining the course of action to be pursued (and the method of allocating the expense thereof) if the Employee's claim for refund or credit is denied. However, if agreement cannot be reached, the Company shall decide the appropriate course of action to pursue provided that the action does not adversely impact any issues Employee may have with respect to his tax return, other than the Excise Tax.

         (e) In the event that the Excise Tax is later determined by the Accountants or the IRS to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment to or for the benefit of the Employee in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

         (f) In the event of any controversy with the IRS (or other taxing authority) with regard to the Excise Tax, the Employee shall permit the Company to control issues related to the Excise Tax (at the Company's expense) provided that such issues do not potentially materially adversely affect the Employee. In the event issues are interrelated, the Employee and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Employee shall permit the representative of the Company to accompany the Employee, and the Employee and the Employee's representative shall cooperate with the Company and its representative.

         (g) The Company shall be responsible for all charges of the Accountant.

         (h) The Company and the Employee shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax.



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                  8. LEGAL FEES AND EXPENSES. In the event that a claim for
payment or benefits under this Agreement is disputed, the Company shall pay all reasonable attorney fees and expenses incurred by the Executive in pursuing such claim, provided that the Executive is successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement.

                  9. CONFIDENTIAL INFORMATION In consideration of the payments made to the Executive herein, the Executive agrees as follows:

                  (a) The Executive hereby agrees and acknowledges that he has and has had access to or is aware of Confidential Information. The Executive hereby agrees that he shall keep strictly confidential and will not during and after the Term, without the Company's express written consent, divulge, furnish or make accessible to any person or entity, or make use of for the benefit of himself or others, any Confidential Information obtained, possessed, or known by him except as required in the regular course of performing the duties and responsibilities of his employment by the Company while in the employ of the Company, and that he will, prior to or upon his Date of Termination deliver or return to the Company all such Confidential Information that is in written or other physical or recorded form or which has been reduced to written or other physical or recorded form, and all copies thereof, in his possession, custody or control. The foregoing covenant shall not apply to (i) any Confidential Information that becomes generally known or available to the public other than as a result of a breach of the agreements of the Executive contained herein,
(ii) any disclosure of Confidential Information by the Executive that is expressly required by judicial or administrative order; provided however that the Executive shall have (x) notified the Company as promptly as possible of the existence, terms and circumstances of any notice, subpoena or other process or order issued by a court or administrative authority that may require him to disclose any Confidential Information, and (y) cooperated with the Company, at the Company's request, in taking legally available steps to resist or narrow such process or order and to obtain an order or other reliable assurance that confidential treatment will be given to such Confidential Information as is required to be disclosed.

                  (b) For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means all non-public or proprietary information, data, trade secrets, "know-how", or technology with respect to any products, designs, improvements, research, styles, techniques, suppliers, clients, markets, methods of distribution, accounting, advertising and promotion, pricing, sales, finances, costs, profits, financial condition, organization, personnel, business systems (including without limitation computer systems, software and programs), business activities, operations, budgets, plans, prospects, objectives or strategies of the Company.



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                  10. POST-EMPLOYMENT OBLIGATIONS In consideration of the
payments made to the Executive herein, the Executive agrees as follows:

                  (a) The Executive agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with employees, suppliers and clients of the Company. The Executive further agrees and acknowledges that in the course of the Executive's employment with the Company, the Executive has been and will be privy to Confidential Information. The Executive consequently agrees that it is reasonable and necessary for the protection of the trade secrets, goodwill and business of the Company that the Executive make the covenants contained herein. Accordingly, the Executive agrees that he shall not, without the prior written consent of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company (other than a termination by the Executive pursuant to Section 2(b)(iii) or by the Company for any reason other than Cause):

                           (i) for a period of two years from the Date of Termination, hereinafter referred to as the "Restrictive Period", own or hold any proprietary interest in, or be employed by or receive remuneration from, any corporation, partnership, sole proprietorship or other entity engaged in competition with the Company or any of the Company's subsidiaries or affiliates (hereinafter referred to as a "Competitor") in the "Territory", other than severance-type or retirement-type benefits from entities constituting prior employers of the Executive. The Executive agrees that during such Restrictive Period he will not solicit the account of any Competitor, any customer or client of the Company or its subsidiaries or affiliates, or any entity or individual that was such a customer or client during the twenty four (24) month period immediately proceeding the Restrictive period.

                           (ii) during the Restrictive Period act on behalf of any Competitor to interfere with the relationship between the Company or their subsidiaries or affiliates and their employees.


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

                           (iii) during the Restrictive Period hire, solicit nor
                                 induce to leave any employee or consultant of the Company or any employee or consultant of the Company who was an employee or consultant of the Company during the twelve (12) month period immediately proceeding the Restrictive Period.

                  For purposes of this Agreement, Territory shall mean (a) an area within 100 miles of any place of business, office, warehouse or other facility where the Company, or any of its subsidiaries or affiliates, or any of its agents, licensees, or franchisees conducts business. For purposes of the proceeding paragraph, (i) the term "proprietary interest" means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than one percent of any class of equity interest in a publicly held business, firm or entity and (ii) an entity shall be considered to be "engaged in competition", if such entity is, or is a holding company for, a company engaged in the provision of delivery, courier, or logistics services, or other transportation services competitive with the business of the Company, its subsidiaries or affiliates in the Territory.

                  (b) If the Executive commits a breach or is about to commit a breach, of any of the provisions of Sections 9 or 10 hereof, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to them under law or in equity and shall be entitled to such damages as they can show they have sustained by reason of such breach.

                  (c) The parties acknowledge that the type and periods of restriction imposed in the provisions of Sections 9 and 10 hereof are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of Sections 9 and 10 have been specifically negotiated by sophisticated parties and are given as an integral part of this Agreement. If any of the covenants in Sections 9 and 10 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in Sections 9 and 10 hereof, or any part thereof, is held to be unenforceable because



                                      -11-
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of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 9 and 10 hereof above upon the courts of any state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such states or other jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other states or other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or other jurisdictions, the above covenants as they relate to each state or other jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  11. INTELLECTUAL PROPERTY

                  During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company, including without limitation, any design, logo, slogan or campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, advertising campaigns, promotional campaigns, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company. The Executive agrees, that at the Company's request, he will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

                  12.      ENFORCEABILITY

                  The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

                  13.      ASSIGNMENT

                  This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligation of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company; provided, however, the Company may not assign or transfer its rights or obligations under this Agreement unless such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

                  14.      MODIFICATION

                  This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.


                  15.      SEVERABILITY; SURVIVAL

                  In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

                  16.      LIFE INSURANCE

                  During the Term hereof the Company shall at Company's expense, provide Executive life insurance at a face amount equal to three (3) times Executive's then current Base Salary as modified by any periodic increases of Base Salary during the Term hereof. Company shall be responsible for any and all income taxes due on any premiums paid by the Company for such insurance.

                  17.      NOTICE

                  Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon person delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission or prepaid overnight courier service, and in each case, addressed as follows:


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                  If to the Executive:
                  William T. Brannan
                  2 Carmella Court
                  Cedar Grove, NJ  07009

                  If to the Company:
                  CD&L, Inc.
                  80 Wesley Street
                  South Hackensack, NJ  07606
                  Attn: General Counsel

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

                  18.      APPLICABLE LAW

                  The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New Jersey. In addition, the Executive, and the Company irrevocably submit to the exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Executive anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. The Executive irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Executive irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  19.      NO CONFLICT

                  The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.


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                  20.      ENTIRE AGREEMENT

                  This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company (including without limitation the Prior Agreement) are nullified and superseded hereby.

                  21.      HEADINGS

                  The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                CD&L, INC.



                                BY:_________________________________
                                NAME: ALBERT W. VAN NESS, JR.
                                TITLE: CHAIRMAN OF THE BOARD AND
                                       CHIEF EXECUTIVE OFFICER



                                BY:_________________________________
                                NAME: WILLIAM T. BRANNAN
                                TITLE: PRESIDENT AND CHIEF OPERATING OFFICER



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